Exhibit 99.1

ANNUAL STATEMENT AS TO COMPLIANCE

HSBC FINANCE CORPORATION

HOUSEHOLD AFFINITY FUNDING CORPORATION III

HOUSEHOLD AFFINITY CREDIT CARD MASTER NOTE TRUST I

________________________________________________________

I, Joyce A. Bevacqua, Servicing Officer of HSBC Finance Corporation (successor by merger to Household Finance Corporation) (the "Servicer”), DO HEREBY CERTIFY, in accordance with the Amended and Restated Transfer and Servicing Agreement, dated as of March 13, 2003 (as amended and supplemented), among Household Affinity Funding Corporation III, as Transferor, the Servicer, and Household Affinity Credit Card Master Note Trust I, as Issuer, (the “Agreement”) that:

1.          HSBC Finance Corporation is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

2.          The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trust.

3.          A review of the activities of the Servicer from January 1 through December 31, 2007 and of its performance under the Agreement has been made under my supervision.

4.          Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5.          The following is a description of each default in the performance of the Servicer’s obligations under the provisions of the Agreement known to me to have been made by the Servicer during the calendar year ended December 31, 2007 which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

NONE

IN WITNESS WHEREOF, I have signed this certificate this 3rd day of March 2008.

HSBC Finance Corporation, as Servicer

/s/ J. A. Bevacqua
J.A. Bevacqua
Servicing Officer